EXHIBIT 10.17

COMMON STOCK PURCHASE AGREEMENT

DATED AS OF AUGUST 5, 2025

BY AND BETWEEN

APPLE iSPORTS GROUP, INC.

AND

LDA CAPITAL GROUP, LLC

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COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 5, 2025, is made by and between Apple iSports Group, Inc., a Nevada corporation (the “Company”) and LDA Capital Group, LLC a company incorporated under the laws of the State of Wyoming (the “Purchaser”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase up to a maximum of Twenty-Five Million Dollars ($25,000,000) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) “Aggregate Limit” shall have the meaning assigned to such term in Section 2.1 hereof.

(b) “Articles” shall have the meaning assigned to such term in Section 3.1(c) hereof.

(c) “Bylaws” shall have the meaning assigned to such term in Section 3.1(c) hereof.

(d) “Commission” shall mean the Securities and Exchange Commission or any successor entity.

(e) “Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and shall include all information contained in such filings and all filings incorporated by reference therein.

(f) “Common Stock” shall have the meaning assigned to such term in the Recitals.

(g) “Daily Closing Price” shall mean the closing price of the Common Stock, as recorded by the Principal Market, on a particular day.

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(h) “Draw Down” means the transactions contemplated under Section 6.1 of this Agreement.

(i) “Draw Down Amount” means the actual amount of proceeds to be paid by the Purchaser and received by the Company on the Settlement Date in connection with a Draw Down.

(j) “Draw Down Amount Requested” shall mean the amount of a Draw Down requested by the Company in its Draw Down Notice as provided in Section 6.1(h) hereof.

(k) “Draw Down Exercise Date” shall have the meaning assigned to such term in Section 6.1(h) hereof.

(l) “Draw Down Limit” shall have the meaning assigned to such term in Section 6.1(a) hereof.

(m) “Draw Down Notice” shall mean a notice sent by the Company to exercise a Draw Down as provided in Section 6.1(h) hereof.

(n) “Draw Down Pricing Period” shall mean a period of either ten (10) trading days commencing with the first Trading Day designated in the Draw Down Notice, or such other period mutually agreed upon by the Purchaser and the Company.

(o) “Effective Date” shall mean the date of the execution and delivery this Agreement.

(p) “Environmental Laws” shall have the meaning assigned to such term in Section 3.1(r) hereof.

(q) “Event Period” shall have the meaning assigned to such term in Section 7.2 hereof.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(s) “GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

(t) “Indebtedness” shall have the meaning assigned to such term in Section 3.1(k) hereof.

(u) “Investment Period” shall have the meaning assigned to such term in Section 7.1 hereof.

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(v) “Market Capitalization” shall be calculated on the Trading Day preceding each Draw Down Pricing Period and shall be the product of (x) the number of shares of Common Stock outstanding and (y) the closing bid price of the Common Stock, both as determined by Bloomberg Financial LP using the DES and HP functions.

(w) “Material Adverse Effect” shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(x) “Material Agreements” shall have the meaning assigned to such term in Section 3.1(s) hereof.

(y) “Material Change in Ownership” shall mean that the Company’s officers and directors shall beneficially own in the aggregate less than 15% of the outstanding Common Stock.

(z) “Other Financing” shall have the meaning assigned to such term in Section 4.10(b) hereof.

(aa) “Permitted Acquisition” shall mean an acquistion by the Company or a Subsidiary approved by a majority of the disinterested board of directors, and if required, by applicable law, the shareholders of the Company.

(bb) “Plan” shall have the meaning assigned to such term in Section 3.1(y) hereof.

(cc) “Principal Market” shall mean The OTCQB Venture Market, or any other or any U.S. national securities exchange on which the Common Stock is traded.

(dd) “Purchase Price” shall have the meaning assigned to such term in Section 6.1(a) hereof.

(ee) “Registration Statement” shall mean the registration statement on Form S-1 or Form S-3 under the Securities Act, to be filed by the Company with the Commission with respect to the registration of the Shares (as defined herein) pursuant to the Registration Rights Agreement attached hereto as Exhibit A hereto (the “Registration Rights Agreement”).

(ff) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(gg) “Settlement Date” shall have the meaning assigned to such term in Section 6.1(d) hereof.

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(hh) “Shares” shall mean, collectively: (i) the shares of Common Stock of the Company issuable to the Purchaser upon exercise of any Draw Down; and (ii) those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants.

(ii) “Significant Subsidiary” shall have the meaning assigned to such term in Section 3.1(g) hereof.

(jj) “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(kk) “Threshold Price” is the lowest price at which the Company may sell Shares during a Draw Down Pricing Period, as set forth in the Draw Down Notice.

(ll) “Trading Day” shall mean a trading day on the Principal Market.

(mm) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(nn) “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock are then listed or quoted on a Trading Market, the per share daily volume weighted average price of the Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is listed on the OTCQB or OTCQX, the per share volume weighted average price of the Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on any Trading Market or OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(oo) “Warrants” shall have the meaning assigned to such term in Section 4.3 hereof.

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ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company during the Investment Period (as defined in Section 7.1) up to a maximum of Twenty-Five Million United States Dollars ($25,000,000) of Common Stock (the “Aggregate Limit”) on a firm commitment basis. The aggregate dollar amount of all Draw Down Amounts pursuant to the terms and conditions of this Agreement shall not exceed the Aggregate Limit.

Section 2.2. Reservation and Listing of the Shares on the Principal Market. The Company has or will have authorized and has or will have reserved, and covenants to continue to so reserve once reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement and to be issued in connection with the exercise of the Warrants. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 2.2, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

The Company shall promptly secure and maintain the listing of all of the Shares on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Shares from time to time issuable under the terms of this Agreement. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company). The Company shall promptly provide to the Purchaser copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2.2.

Section 2.3. Purchase Price and Effective Date. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, that number of the Shares to be issued in connection with each Draw Down in accordance with the terms and conditions of this Agreement.

Section 2.4. Current Report. As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the fourth Trading Day immediately following the Effective Date, the Company shall file with the Commission a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”). The Current Report shall include a copy of this Agreement, the Registration Rights Agreement, and the Warrant as exhibits. The Company shall provide the Purchaser a reasonable opportunity to comment on a draft of such Current Report and shall give due consideration to such comments.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Effective Date:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Schedule 3.1(a), as of the Effective Date, the Company does not have any Subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

(b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Purchaser hereunder, the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 2.2 and/or as required under the applicable rules of the Principal Market, no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the Effective Date are set forth in the Commission Documents or on Schedule 3.1(c) attached hereto. All of the outstanding shares of Common Stock have been duly and validly authorized, and are fully paid and nonassessable. Except as set forth in Schedule 3.1(c), as of the Effective Date, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in Schedule 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted, as of the Effective Date, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Effective Date complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the Effective Date (the “Articles”), and the Company’s Bylaws as in effect on the Effective Date (the “Bylaws”).

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(d) Issuance of Shares. The Shares to be issued under this Agreement have been or will be (prior to issuance to the Purchaser hereunder) duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including the Registration Statement and any registration statement, amendment, prospectus or prospectus supplement which may be filed pursuant hereto); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

(f) Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and, as of the Effective Date, the Company is current with its reporting obligations with the Commission. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. During the preceding 12 months, as of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to it, and, as of its date, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(g) No Material Adverse Effect or Material Change in Ownership. Since the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, no Material Adverse Effect or any Material Change in Ownership has occurred or exists with respect to the Company.

(h) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries have any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents.

(i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) Indebtedness. The Commission Documents as of the date hereof and the Effective Date set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $250,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(k) Title To Assets. Except as set forth in Schedule 3.1(k) or in the Commission Documents, each of the Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that do not or would not have a Material Adverse Effect. All said real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

(l) Actions Pending. There is no material action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is material no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets and which, if determined adversely to the Company or its Subsidiary, would have a Material Adverse Effect.

(m) Compliance With Law. The business of the Company and the subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(n) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement.

(o) Disclosure. Neither this Agreement nor the Commission Documents or any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(p) Operation Of Business. The Company or one or more of its subsidiaries owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, if any, of the Company as set forth in the Commission Documents, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the Company’s knowledge, any conflict with the rights of others, except to the extent that any such conflict would not have a Material Adverse Effect.

(q) [Intentionally Omitted].

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(r) Material Agreements. The Company is not a party to any material written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”) which has not been filed in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by them to date under the Material Agreements, have received no notice of default by the Company thereunder and, to the best of the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.

(s) Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand.

(t) Securities Act. The Company will comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. The Company will comply, when so filed, in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of the Registration Statement. The Registration Statement, in the form in which it will become effective, and also in such form as it may be amended or supplemented from time to time, will comply in all material respects with the provisions of the Securities Act and will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading. The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the related prospectus or other materials, if any, permitted by the Securities Act.

(u) Employees. As of the date hereof and as of the Effective Date, the Company does not have any collective bargaining arrangements or agreements covering any of its employees. As of the date hereof and as of the Effective Date, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(v) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for general corporate purposes including for acquisitions and working capital.

(w) Investment Company Act Status. The Company is not, and as a result of and immediately upon Effective Date will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

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(x) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended. As used in this Section 3.1(y), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(y) (Intentionally Omitted).

(z) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser’s purchase of the Shares.

Section 3.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization and Standing of the Purchaser. The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the State of Wyoming .

(b) Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose or lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

(d) Accredited Investor. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(e) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

(f) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

 The Company covenants with the Purchaser, and the Purchaser covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period.

Section 4.1. Securities Compliance. The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser. The Company agrees that it shall, within the time required under the Exchange Act file a report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.

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 The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

Section 4.2. Registration and Listing. The Company will take all action necessary to cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on Principal Market, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 4.3. Warrant. On the Effective Date, the Company shall deliver to the Purchaser a common stock purchase warrant, in the form attached hereto as Exhibit B (the “Warrant”), to purchase up to 7,692,492 shares of Common Stock at an exercise price per share equal to 135% of the VWAP over the five (5) Trading Days immediately preceding the Effective Date, with an expiration date that is the third anniversary of the Effective Date, subject to the terms and conditions of the Warrant, including the vesting schedule set forth therein, which such Warrant shall be fully earned as of the date of its issuance and which the Investor shall be entitled to retain even if this Agreement is terminated in accordance with Section 7.1 or Section 7.2 prior to the ending of the Investment Period.

Section 4.4. Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement with respect to the Shares, dated the Effective Date, in the form of Exhibit A attached hereto.

Section 4.5. Compliance with Laws.

(a) The Company shall comply with all applicable laws, rules, regulations and orders noncompliance with which would have a Material Adverse Effect.

(b) The Purchaser shall comply with all applicable laws, rules, regulations and orders in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, the Purchaser shall comply with the requirements of the Securities Act and the Exchange Act including without limitation Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

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Section 4.6. Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 4.7. Limitations on Holdings and Issuances. Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Purchaser, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, as determined in accordance with Rule 13d-1(j) of the 1934 Act; provided, however, that upon the Purchaser providing the Company with sixty-one (61) days notice (pursuant to Section 9.4 hereof) (the "Waiver Notice") that the Purchaser would like to waive this Section 4.7 with regard to any or all Shares issuable pursuant to this Agreement, this Section 4.7 will be of no force or effect with regard to all or a portion of the Shares referenced in the Waiver Notice until the date that the Purchaser notifies the Company (pursuant to Section 9.4 hereof) that the Purchaser revokes the Waiver Notice.

Section 4.8. Registration Statement. Within 120 days of the Effective Date, the Company shall cause the Registration Statement to be filed and seek that it be declared effective pursuant to the terms of the Registration Rights Agreement. The Registration Statement shall register with the Commission the Purchaser’s re-sale of: (i) the shares of Common Stock of the Company issuable to the Purchaser upon exercise of any and all Draw Downs; and (ii) those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants. The Purchaser shall not be obligated to accept a Draw Down request from the Company unless the Registration Statement has been declared and is effective and the prospectus included in the Registration Statement is then current and in compliance with all applicable rules.

Section 4.9. Other Agreements and Other Financings.

(a) The Company shall not enter into any agreement in which the written terms of such agreement specifically prohibit the Company or any Subsidiary's right to use the equity line of credit under this Agreement.

(b) The Company shall not enter into any agreement, the principal purpose of which is to secure an Other Financing (as defined below) during the Investment Period. “Other Financing” shall mean an “equity line” that is substantially similar to the financing provided for under this Agreement.

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Section 4.10. Stop Orders. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any related prospectus or for additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 4.11. Selling Restrictions; Volume Limitations.

(a) The Purchaser covenants that during the Investment Period neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will, directly or indirectly, sell any securities of the Company except the Shares that it owns or has the right to purchase pursuant to the provisions of a Draw Down Notice. During the Investment Period, neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will enter into a short position with respect to shares of Common Stock of the Company, including in any account of the Purchaser’s or in any account directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by the Purchaser. During the Investment Period, the Purchaser shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of Common Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, except for such sales permitted by the preceding two sentences. In addition, on a daily Trading Day basis during any Drawdown Pricing Period, the Purchaser agrees to restrict the daily sales volume of Shares by the Purchaser, its affiliates, and any entity managed by the Purchaser, to no more than ten percent (10%) of the Shares to be purchased pursuant to such Draw Down Notice.

(b) In addition to the foregoing, in connection with any sale of the Company’s securities, the Purchaser shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Regulation M and Rule 10b-5 under the Exchange Act.

Section 4.12. Commitment Fee. Purchaser will receive a commitment fee from the Company equal to two percent (2%) of the Aggregate Limit. One-fourth (1/4) of the commitment fee shall be payable on the Settlement Date of the first Drawn Down, one-fourth (1/4) of the commitment fee shall be payable on the Settlement Date of the second Drawn Down, one-fourth (1/4) of the commitment fee shall be payable on the Settlement Date of the third Drawn Down and one-fourth (1/4) of the commitment fee shall be payable on the Settlement Date of the fourth Drawn Down. In the event that the commitment fee has not been previously paid in accordance with the preceding sentence, then one-half (1/2) of the commitment fee shall be payable on the 6 month anniversary of the Effective Date and one-half (1/2) of the commitment fee shall be payable on the 12 month anniversary of the Effective Date.

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Section 4.13. Non-Public Information. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser.

Section 4.14. DWAC Eligibility. The Company shall use its reasonable best efforts to cause the Common Stock and its transfer agent to be, at the time of each Draw Down, eligible to participate in the DWAC system (“DWAC Eligible”).

ARTICLE V

OPINION OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 5.1. Opinion of Counsel and Certificate. In connection with the execution and delivery of this Agreement, the Purchaser has received (i) an opinion of outside counsel to the Company, in a form acceptable to the Purchaser and containing the material opinions as set forth in Exhibit C hereto, and (ii) a certificate from the Company, in the form of Exhibit D hereto.

Section 5.2. Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser under any Draw Down Notice is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date and with respect to any changes in the ability of the Company to make such representations and warranties as a result of Permitted Acquistion, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date as though made at that time.

(b) Registration Statement. The Company shall have the necessary amount of Shares available to be registered pursuant to the Registration Rights Agreement. The Company shall take all reasonable steps to have the Registration Statement declared effective by the Commission. There shall be no stop order suspending effectiveness of the Registration Statement.

(c) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Draw Down Exercise Date and each Settlement Date, as applicable.

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(d) No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or Principal Market, the Common Stock shall not have been delisted from the Principal Market, and, at any time prior to each Draw Down Exercise Date and applicable Settlement Date, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

(f) No Proceedings or Litigation. No material action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no material investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 5.3. Conditions Precedent to the Obligation of the Purchaser To Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date, of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date and with respect to any changes in the ability of the Company to make such representations and warranties as a result of Permitted Acquistion, each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date, as though made at that time, including, without limitation, under Section 3.1(h) hereof.

(b) Registration Statement. The Company shall have the necessary amount of Shares registered pursuant to the Registration Rights Agreement. The Company shall take all reasonable steps to have the Registration Statement on Form S-1 declared effective by the Commission. There shall be no stop order suspending effectiveness of the Registration Statement.

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(c) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or Principal Market, the Common Stock shall not have been delisted from the Principal Market, and, at any time prior to such Draw Down Exercise Date, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to issue the Shares.

(d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Draw Down Exercise Date and each Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit E.

(e) No Material Adverse Effect or Material Change in Ownership. No Material Adverse Effect or Material Change in Ownership shall have occurred to the Company, except in respect of a Permitted Acquisition.

(f) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(g) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(h) Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Draw Down Notice will not violate Section 6.2 hereof.

(i) Shares Authorized. The Shares issuable pursuant to such Draw Down Notice will have been duly authorized by all necessary corporate action of the Company.

(j) Due Diligence. Prior to each Settlement Date and from time to time as reasonably requested by the Purchaser, the Company shall make available for inspection and review by the Purchaser, its advisors and representatives, and any underwriter participating in any disposition of the Shares on behalf of the Purchaser pursuant to the Registration Statement, any amendment, prospectus or prospectus supplement thereto, or any blue sky, FINRA or other filing, all financial and other records, all documents and filings with the Commission, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review. In addition, the Company shall cause its officers, directors and employees to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter and to respond to all questions and other inquiries reasonably made or submitted by any such individuals or entities.

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(k) Opinion of Counsel. Subsequent to the effective date of the Registration Statement and prior to the first Draw Down under this Agreement, the Purchaser shall have received an opinion of counsel to the Company in substantially the form set forth as Exhibit F hereto or as otherwise reasonably acceptable to the Purchaser’s counsel.

(l) Broker Approval. The Shares shall have been approved by the Broker’s prime broker or designated clearing firm for deposit to its account with the Depository Trust Company system.

ARTICLE VI

DRAW DOWN TERMS

Section 6.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, and subject to Section 6.2 below, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

(a) The Company may, in its sole discretion, issue a Draw Down Notice (as defined in Section 6.1(h) hereof) for a specified Draw Down Amount Requested. The Company shall state the Threshold Price elected by the Company with regard to each Draw Down Notice. The Purchaser shall be obligated to accept the Draw Down Notice, provided that the Purchaser, in its sole discretion, shall not be obligated to accept more than fifty percent (50%) of the Draw Down Amount Requested and shall have the option to purchase up to two hundred percent (200%) of the Draw Down Amount Requested during the applicable Draw Down Pricing Period. Subject to Section 6.1(g) below, the Purchaser shall pay a per Share amount equal to ninety percent (90%) of the average Daily Closing Price during the Draw Down Pricing Period (the “Purchase Price”). Subject to Section 4.7 hereof, the Draw Down Amount Requested shall not exceed four hundred percent (400%) (the “Draw Down Limit”) of the average daily trading volume for the ten (10) Trading Days immediately preceding the Draw Down Exercise Date. Prior to each Settlement Date (as defined below), Purchaser shall deliver an email notice to the Company in substantially the form of Exhibit H hereto (the “Draw Down Request Acceptance Notice”), which sets forth the (i) percentage of the Draw Down Amount Requested being accepted by the Company pursuant to the Draw Down Notice, and (ii) the applicable Purchase Price to be paid by Purchaser on the Settlement Date.

(b) Prior to commencement of the Draw Down Pricing Period and during the Draw Down Price Period, if the amount of Shares shall been increased in accordance with Section 6.1(a) during the Draw Down Price Period, the Company shall deliver the Shares to be purchased in such Draw Down to the Purchaser. If Shares delivered to the Purchaser prior to commencement of the Draw Down Pricing Period are delivered in certificated form and not DWAC Eligible, then the Drawing Down Pricing Period shall not begin until the Shares are cleared by an appointed clearing agent.

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(c) Only one Draw Down shall be allowed in each Draw Down Pricing Period.

(d) Each Draw Down shall be settled and payment made in respect of the applicable Shares on the first Trading Day after the end of each Draw Down Pricing Period (the “Settlement Date”).

(e) At the end of each Draw Down Pricing Period, the Purchaser’s total Draw Down commitment under this Agreement shall be reduced by the total amount of the Draw Down Amount for such Draw Down Pricing Period.

(f) Each Draw Down will automatically expire immediately after the last Trading Day of each Draw Down Pricing Period.

(g) If the Daily Closing Price on a given Trading Day in the Draw Down Pricing Period, multiplied by ninety percent (90%), is less than the Threshold Price, then: (i) the Daily Closing Price for such Trading Day shall be removed from the pricing calculation; and (ii) the total amount of Shares in respect of the applicable Draw Down Amount Requested will be reduced by 1/10th.

(h) As a condition to exercise of any Draw Down, the Company must (i) provide a notice to the Purchaser of the Company’s exercise of any Draw Down via email transmission before commencement of trading on the first Trading Day of the Draw Down Pricing Period covered by such notice (the “Draw Down Notice”), substantially in the form attached hereto as Exhibit G and (ii) deliver the Shares to the Purchaser or its designees via DWAC, if the Company is approved for DWAC in an amount equal to the Draw Down Amount Requested (which amount shall be adjusted in the event that the amount accepted by the Purchaser pursuant to Section 6.1(a) hereof is different that the Draw Down Amount Requested). The date the Company delivers the Draw Down Notice and the Shares in accordance with this Section 6.1(h) shall be a “Draw Down Exercise Date.” The Draw Down Notice shall specify the Draw Down Amount Requested, set the Threshold Price for such Draw Down and designate the first Trading Day of the Draw Down Pricing Period that the Company wishes to grant to the Purchaser during the Draw Down Pricing Period. For avoidance of doubt the Draw Down Pricing Period shall not commence until the Shares to be purchased in such Draw Down are received by and to the satisfaction of the Purchaser.

(i) On each Settlement Date, the Purchaser shall make payment for the Shares acquired pursuant to this Agreement to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were received by the Purchaser in accordance with 6.1(b) hereof.

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Section 6.2. Aggregate Limit. Notwithstanding anything to the contrary herein, in no event may the Company issue a Draw Down Notice to the extent that the sale of shares of Common Stock pursuant thereto and pursuant to all prior Draw Down Notices issued hereunder would cause the Company to sell or the Purchaser to purchase shares of Common Stock which in the aggregate are in excess of the Aggregate Limit. If the Company issues a Draw Down Notice that otherwise would permit the Purchaser to purchase shares of Common Stock which would cause the aggregate purchases by Purchaser hereunder to exceed the Aggregate Limit, such Draw Down Notice shall be void ab initio to the extent of the amount by which the dollar value of shares or number of shares, as the case may be, of Common Stock otherwise issuable pursuant to such Draw Down Notice or together with the dollar value of shares or number of shares, as the case may be, of all other Common Stock purchased by the Purchaser pursuant hereto would exceed the Aggregate Limit.

ARTICLE VII

TERMINATION

Section 7.1. Term, Termination by the Company; Termination by Mutual Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) thirty-six (36) consecutive months from the Effective Date (the “Investment Period”) and (ii) the date the Purchaser shall have purchased the Aggregate Limit. This Agreement may be terminated by the Company upon thirty (30) days’ written notice provided that such termination will not avoid the commitment fees set forth in Section 4.12 due Purchaser. This Agreement may be terminated at any time by mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 7.2. Other Termination. The Company shall inform the Purchaser of the occurrence of any of the events set forth in the clauses (x), (y) or (z) set forth below, and the Purchaser shall have the right to terminate this Agreement within the thirty (30) days (the “Event Period”) following such occurrence, effective upon written notice to the Company under Section 9.4 in the Event Period, if during the Investment Period (x) the Company enters into a definitive agreement with any third party, the principal purpose of which is to secure any equity line financing which provides for an Other Financing as defined in 4.9(b) above; (y) the Shares are no longer listed on the Principal Market; or (z) any other event resulting in a Material Adverse Effect or Material Change in Ownership, except for a Permitted Acquisition, has occurred. In such event, the Purchaser may terminate this Agreement upon one (1) business day’s prior written notice during the Event Period.

Section 7.3. Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.9 hereof. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser and each such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any material untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Common Stock being sold to the Purchaser (including any prospectus relating thereto), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading. Pursuant to Section 8.2 hereof, the Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or such controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

Section 8.2. Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

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If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, at the Effective Date, fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable and documented attorneys’ fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

Section 9.2. Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

(b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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Section 9.3. Entire Agreement; Amendment. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 9.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile (with telecopy or facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:	Apple iSports Group, Inc.
100 Spectrum Drive
Suite 900
Irvine, California 92612
Attn: Mr. Joe Martinez

With copies to:	Daniel H. Luciano, Esq
242A West Valley Brook Rd
Califon, NJ 07830
Email: dhl@dhlucianolaw.com

If to the Purchaser:	LDA Capital Group, LLC
30 N Gould St Ste R
Sheridan, WY 82801
Attn: Warren Baker / Anthony Romano

With copies to:	Lucosky Brookman LLP
101 Wood Avenue South
Fifth Floor
Woodbridge, NJ 08830
Attn: Rodrigo Sanchez
Email: rsanchez@lucbro.com

Either party hereto may from time to time change its address for notices by giving at least ten (10) days advance written notice of such changed address to the other party hereto.

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Section 9.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.7. Successors and Assigns. The Neither party may assign this Agreement to any person without the prior consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to the choice of law provisions.

Section 9.9. Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in Article IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in Article VIII of this Agreement shall survive the execution and delivery hereof.

Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

Section 9.11. Publicity. On or after the Effective Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the Commission); provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure.

Section 9.12. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

{Signature page follows}

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

APPLE iSPORTS GROUP, INC.

By:	/s/ Joe Martinez
CEO & Chairman

LDA CAPITAL GROUP, LLC

By:	/s/ Warren Baker
Managing Partner

27

Schedule 3.1 (a) – Subsidiaries

Schedule 3.1 (c) – Registration Rights, Warrants, Options

Schedule 3.1 (k) – Liens

(Others as applicable)

EXHIBIT A

Registration Rights Agreement

[see attached]

EXHIBIT B

Warrant

[see attached]

EXHIBIT C

Material Opinions of Company Counsel to be Delivered at Closing

Counsel to the Company shall deliver an opinion letter, in a form reasonably acceptable to the Purchaser, which contains the following material opinions:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.

2. The Company has the corporate power and the authority to: (i) carry on its business and own its properties and assets as contemplated by its organizational documents; and (ii) execute and deliver, and perform its obligations under, the Common Stock Purchase Agreement, the Warrant and the Registration Rights Agreement (collectively, the “Transaction Documents”).

3. The execution and delivery by the Company of, and performance by the Company of its obligations under, the Transaction Documents has been duly authorized by all necessary corporate action of the Company. The Company has duly executed and delivered each of the Transaction Documents.

4. The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder does not: (a) conflict with or result in a violation of any contract or agreement or any law, rule, regulation, or judicial order, judgment, or decree applicable to the Company; or (b) conflict with or result in a violation of any provision of the Company’s organizational documents.

5. Other than required filings with the U.S. Securities and Exchange Commission and with the Principal Market, if any, no authorization, consent or other approval of, or registration, declaration or other filing with, any governmental authority is required on the part of the Company for the execution, delivery and performance of the Transaction Documents.

[The opinion letter may contain customary limitations and conditions.]

Exhibit D

Form of Company Certificate to be Delivered at Closing

***

APPLE iSPORTS GROUP, INC.

Company Certificate

[_____], 2025

This Company Certificate is delivered in accordance with Section 5.1 of the Common Stock Purchase Agreement dated as of August 5, 2025 (the “Agreement”), between Apple iSports Group, Inc., a Nevada corporation (the “Company”) and LDA Capital Group, LLC a company incorporated under the laws of the State of Wyoming (the “Purchaser”). Capitalized terms, unless otherwise defined herein, have the meanings assigned to such terms in the Agreement. The undersigned, [name], being duly elected or appointed, qualified and acting as [title] of the Company hereby certifies as follows:

a. Each of the representations and warranties of the Company contained in the Agreement are true and correct in all material respects in each case on the date hereof.

b. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.

c. The execution and delivery by the Company of, and performance by the Company of its obligations under, the Transaction Documents has been duly authorized by all necessary corporate action of the Company.

d. The Company has duly executed and delivered each of the Transaction Documents.

e. As of the date hereof, neither of the following has occurred (A) any Material Adverse Effect, or (B) any event or circumstance that would reasonably be expected to result in a Material Adverse Effect.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Company Certificate as of the date first set forth above.

Apple iSports Group, Inc.

By:
[print name and title]

EXHIBIT E

Form of Compliance Certificate to Be Delivered at Each Drawdown

***

APPLE iSPORTS GROUP, INC.

Compliance Certificate

[_____], 2025

This Compliance Certificate is delivered in accordance with Section 5.3(d) of the Common stock Purchase Agreement dated as of August 5, 2025 (the “Agreement”), between Apple iSports Group, Inc., a Nevada corporation (the “Company”) and LDA Capital Group, LLC a company incorporated under the laws of the State of Wyoming (the “Purchaser”). Capitalized terms, unless otherwise defined herein, have the meanings assigned to such terms in the Agreement. The undersigned, [name], being duly elected or appointed, qualified and acting as [title] of the Company hereby certifies as follows:

a. On [date], the Company delivered a Draw Down Notice under the Agreement relating to the sale and issuance to the Purchaser of [number of shares] shares of common stock of the Company (the “Shares”) pursuant to the terms of the Agreement. Pursuant to Section 6.1(b) of the Agreement, the Company delivered the Shares to be purchased in such Drawn Down Notice prior to the commencement of the applicable Draw Down Pricing Period; provided, however, that if such Shares are delivered to Purchaser in certificated form and are not DWAC Eligible, then the Draw Down Pricing Period will not being until such Shares are cleared by an appointed clearing agent.

b. At the end of the applicable Draw Down Pricing Period in connection with the Draw Down Notice, the total Draw Down commitment under the Agreement shall be reduced by the aggregate Draw Down Amount for such Draw Down Pricing Period.

c. The Company has duly performed and complied in all material respects with all of the terms of Transaction Documents, and all applicable terms and conditions required under the Transaction Documents to be performed or complied with by the Company prior to or in connection with the Draw Down Notice have been performed or complied with as of the date hereof.

d. Each of the representations and warranties of the Company contained in the Agreement are true and correct in all material respects in each case on the date hereof.

e. The Purchaser’s re-sale of the Shares has been validly and effectively registered with the Commission pursuant to a Registration Statement on [Form S-1 or Form S-3] declared effective on [effective date] (the “Registration Statement”).

f. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by, the Commission.

g. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

h. The Shares are validly and effectively listed for trading on the Principal Market, and trading of the Common Stock has not been suspended or materially limited on the Principal Market.

i. As of the date hereof, neither of the following has occurred (A) any Material Adverse Effect, or (B) any event or circumstance that would reasonably be expected to result in a Material Adverse Effect.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Compliance Certificate as of the date first set forth above.

Apple iSports Group, Inc.

By:
[print name and title]

EXHIBIT F

MATERIAL OPINIONS OF COUNSEL TO BE GIVEN AT EACH DRAW DOWN

Concurrently with each Draw Down Notice, Counsel to the Company shall deliver an opinion letter, in a form reasonably acceptable to the Purchaser, which contains the following material opinions:

1. On [date], the Company delivered a Draw Down Notice under the Common Stock Purchase Agreement relating to the sale and issuance to the Purchaser of [_____] shares of common stock of the Company (the “Shares”) pursuant to the terms of the Common Stock Purchase Agreement. Pursuant to Section 6.1(e) of the Common Stock Purchase Agreement, at the end of the applicable Draw Down Pricing Period, the total Draw Down commitment under the Common Stock Purchase Agreement .

2. The Shares are validly issued, fully paid, and non-assessable shares of common stock in the Company;

3. The Purchaser’s re-sale of the Shares has been validly and effectively registered with the Securities and Exchange Commission pursuant to a Registration Statement on [Form S-1 or Form S-3] declared effective on [effective date] (the “Registration Statement”). No stop order suspending the effectiveness of the Registration Statement relating to the Shares is in effect.

[The opinion may contain customary limitations and conditions.]

EXHIBIT G

FORM OF DRAW DOWN NOTICE

Reference is made to the Common Stock Purchase Agreement dated as of August 5, 2025 (the “Agreement”), between Apple iSports Group, Inc., a Nevada corporation (the “Company”) and LDA Capital Group, LLC a company incorporated under the laws of the State of Wyoming (the “Purchaser”). Capitalized terms, unless otherwise defined herein, have the meanings assigned to such terms in the Agreement.

In accordance with and pursuant to Section 6.1 of the Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount Requested indicated below.

Draw Down Amount Requested:
Draw Down Pricing Period start date:
Draw Down Pricing Period end date:
Settlement Date:
Threshold Price:
Draw Down Limit:
Dollar Amount Currently Available under the Aggregate Limit:

Dated:	Apple iSports Group, Inc.

By:
[print name and title]

EXHIBIT H

FORM OF DRAW DOWN REQUEST ACCEPTANCE NOTICE

To: Apple iSports Group, Inc.

Attention: [●]

We refer to the Common Stock Purchase Agreement (the "Agreement") dated August 5, 2025 between us, LDA Capital Group, LLC a company incorporated under the laws of the State of Wyoming, and yourselves, and to the Draw Down Notice delivered to us on [___], 202[ ].  Capitalized terms, unless otherwise defined herein, have the meanings assigned to such terms in the Agreement.

We hereby give you notice pursuant to Section 6.1 of the Agreement that we accept the Draw Down Notice for [__]% of the Draw Down Amount Requested at $[___] per share.

The average Daily Closing Price during the applicable Draw Down Pricing Period is $[__] per share, and the resulting Purchase Price is $[__] per share (90% of such average Daily Closing Price).  The aggregate Purchase Price pursuant to this Draw Down Request Acceptance Notice is therefore $[___].  Copy extracts from Bloomberg showing each Daily Closing Price during the applicable Draw Down Pricing Period are attached.

Please deliver such Shares in accordance with the following instructions: [●].

Electronic book entry transfer requested (check one) (1) YES ____ NO _____

Central Securities Depository Participant ID:_____________________

Central Securities Depository Account ID:__________________

Signed by: __________________________ Name: _____________________________ Date: ______________________________

For and on behalf of

LDA Capital Group, LLC